Exhibit 23.4




                                 March 12, 1998



Scott Richter, Esq.
LeClair Ryan
707 East Main Street
Richmond, VA 23219


                          CONSENT OF INVESTMENT BANKERS

Gentlemen:

         We consent to the use, quotation and summarization in the Registration Statement on Form S-4 of our fairness opinion dated December 12, 1997 to the Board of Directors of The Bank of Alexandria in connection with the acquisition of The Bank of Alexandria by F&M National Corporation and to the use of our name, and the statements with respect to us, appearing in the Registration Statement.

                                   Sincerely,

                                               SCOTT & STRINGFELLOW, INC.



                                               Gary S. Penrose
                                               Managing Director
                                               Financial Institutions Group






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